Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated March 14, 2011 with respect to the audited consolidated financial statements and the condensed parent only financial statements of Longhai Steel Inc.for the year ended December 31, 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

September 17, 2012